UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2006.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DIFINITIVE AGREEMENT

On March 23, 2006, Magnus International Resources, Inc. (“Magnus”) signed a Term Sheet Agreement with Sinoglobe Worldwide Limited (“Sinoglobe”), granting Magnus an option to purchase a 30% interest in the Tietonggou-Chongyanggou rutile property (“the T-C Ti Property”), located in the Xixia county, Henan province in central China.  This property is approximately 18km long (from Chongyanggou in the east to Tietonggou in the west), is 1 to 2 km wide, and comprises a total area of 34 km squares.

Under the Term Sheet Agreement, Sinoglobe has agreed to create a third corporate entity in the British Virgin Islands (“BVI”) which, in turn, will hold the T-C Ti Property.  Magnus will hold a 30% interest in the newly formed BVI Company (“BVI Co.”), which will represent 30% of all mining, extraction, processing, mineral sales rights and all other rights to exploit the T-C Ti Property.

Under the Term Sheet Agreement, an aggregate of $2,000,000US will be paid by Magnus to the T-C Ti Property owner on behalf of the to be formed BVI Co. as follows:

  $500,000 on agreement execution, refundable in the event Magnus determines not to proceed;
  $1,000,000 on April 28, 2006, refundable in the event Magnus determines not to proceed; and
  $500,000US on closing on completion of due diligence.

Magnus shall have a 90 day due diligence period from the date of execution of this Agreement and in the event Magnus determines not to proceed then this Agreement shall terminate and the payments above shall be refunded.

Further to cash compensation described above, upon Magnus determining to proceed at the end of the 90 day due diligence period, Magnus is required under the Term Sheet Agreement to issue to the T-C Ti Property owner, on behalf of BVI Co., an aggregate of 5,000,000 common shares of Magnus to be issued as follows:

  1,000,000 shares on closing on the completion of due diligence;
  four lots of 1,000,000 shares upon processing of the first four lots of 100,000 tonnes of titanium oxide ore from the Property;

Upon lapse of the Rule 144 hold period, the shares shall be subject to a trading restriction agreement limiting annual sales to 1,500,000 shares and monthly sales to 125,000 shares and daily trading to not more than five percent of daily volume.

Magnus shall provide 60% of all T-C Ti Property exploration and development expenses on behalf of BVI Co. until the earlier of the parties advancing a total of $10,000,000US or a pre-feasibility report being completed whereupon Magnus shall thereafter provide 30% of all T-C Ti Property exploration and development expenses.

Upon Magnus having made the $2,000,000 payment to the T-C Ti Property owner, issued the 5,000,000 common shares to the owner and expended its funding commitment on the T-C Ti Property or the pre-feasibility report being completed then Magnus shall be vested in a 30% fully diluted equity of the BVI Co., effective the date of the pre-feasibility report, for payment of $100.00 US issue price.  Magnus may determine to make advance payment at any time to earn its interest.

Under the Term Sheet Agreement, Magnus shall:
  be the managing director of the BVI Co.;
  have no less than one representative on the board of BVI Co.;
  be the operator of the T-C Ti Property and shall have account authority on all accounts of BVI Co. or the T-C Ti Property unless a majority of stockholders vote otherwise; and
  in the event BVI Co. or any direct or indirect stockholder thereof determines to sell any interest in BVI Co. or the T-C Ti Property (except for family estate planning) then Magnus shall have a right of first refusal to acquire the same on the intended offered terms for not less than 60 days.

A copy of the Term Sheet Agreement is attached hereto as Exhibit 10.1.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Term Sheet Agreement, dated March 23, 2006.
Exhibit 99.1	Press Release dated March 28, 2006.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 31, 2006

                                                                        MAGNUS INTERNATIONAL RESOURCES INC.

                                                                        By:       /s/ Graham Taylor
                                                                        Name:  Graham Taylor
                                                                        Title:     President and a Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 10.1	Term Sheet Agreement, dated March 23, 2006.	5
Exhibit 99.1	Press Release dated March 28, 2006.	12